Exhibit 10.2

TRIPADVISOR, INC. RESTRICTED STOCK AGREEMENT

(Non-Employee Directors)

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of the Grant Date, between Tripadvisor, Inc., a Nevada corporation (the “Company”), and the Eligible Individual designated on the Grant Details (as defined below), describes the terms of an Award of Restricted Stock (“Restricted Stock”) to the Eligible Individual by the Company.

All capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Company’s 2023 Stock and Annual Incentive Plan (as amended and/or restated from time to time, the “Plan”).

1. Award of Restricted Stock

(a) Subject to the terms and conditions of this Agreement, the Plan and the Grant Details, the Company hereby grants to the Eligible Individual the number of Restricted Stock set forth in the Grant Details. Reference is made to the “Grant Details” that can be found on the equity plan website of the current professional selected by the Company to administer the Plan (the “Plan Administrator”), currently located at www.netbenefits.fidelity.com (or any successor equity administration system selected by the Company to manage the Plan from time to time). The Grant Details, which set forth the number of Restricted Stock granted to the Eligible Individual by the Company and the Grant Date of the Restricted Stock (among other information), are hereby incorporated by reference into, and shall be read as part and parcel of, this Agreement.

(b)
Subject to the terms and conditions of this Agreement, the Grant Details and the Plan, the Restricted Stock shall be subject to the restrictions and risk of forfeiture set forth herein (such period during which restrictions apply, the “Restriction Period”) on the date(s) detailed in the Grant Details.
(c)
Except as otherwise provided in the Plan, the Grant Details or this Agreement, if the Eligible Individual’s service with the Company and its Subsidiaries and Affiliates terminates for any reason (other than death) before the end of the Restriction Period, all Restricted Stock shall be forfeited automatically and without consideration as of the date of such termination, and the Eligible Individual shall have no further rights with respect to such forfeited Restricted Stock. No portion of the Restricted Stock shall be retained based on the portion of the Restriction Period completed. Upon the termination of the Eligible Individual’s service with the Company and its Subsidiaries and Affiliates by reason of death before the end of the Restriction Period, all Restricted Shares shall immediately and automatically vest.

2. Issuance and Custody of Restricted Stock

The Restricted Stock shall be issued on the Grant Date and registered in the name of the Eligible Individual on the books and records of the Company or its transfer agent. During the Restriction Period, the Company shall cause a stop-transfer instruction or other notation on the book-entry shares to reflect the restrictions imposed by this Agreement, the Grant Details and the Plan.

At the end of the Restriction Period, to the extent the Restricted Stock have not been forfeited, the restrictions applicable to them under this Agreement shall lapse. The Company shall cause any stop-transfer instruction or restrictive notation relating solely to the Restriction Period and shall cause the Restricted Stock to be transferred to the Eligible Individual’s account with the Plan Administrator, subject to Section 7 (pertaining to taxes, fees and withholding) and any other restrictions imposed by applicable law or Company policy.

3. Recoupment or “Clawback” Policy

All Awards received and any Stock or other amount or property that may be issued, delivered or paid in respect of the Award, as well as any consideration that may be received in respect of a sale or other disposition of any such Stock or property, will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the Company’s Clawback Policy (as in effect from time to time and any amendments or successor policies) or similar policy or any applicable law related to such actions. The Eligible Individual’s acceptance of this Award constitutes the Eligible Individual’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Company’s Clawback Policy or similar policy that may apply to the Eligible Individual, whether adopted before or after the Grant Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Eligible Individual’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

4. Non-Transferability

During the Restriction Period, the Restricted Stock shall not be transferable by the Eligible Individual by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise. Subject to the limitations on transferability contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5. Rights as a Stockholder

Except as otherwise specifically provided in this Agreement the Eligible Individual shall have rights of a stockholder with respect to the Restricted Stock from and after the Grant Date, including the right to vote the Restricted Stock, subject to the restrictions and forfeiture provisions of this Agreement, the Grant Details and the Plan.

If the Company declares and pays ordinary cash dividends on the Common Stock during the Restriction Period, any dividends attributable to Restricted Stock shall, subject to Section 16(e) of the Plan, be automatically reinvested in additional Restricted Stock. Any such additional stock shall be subject to the same restrictions, vesting conditions and risk of forfeiture as the underlying Restricted Stock with respect to which such dividends are paid. If the underlying Restricted Stock are forfeited, the related additional shares shall also be forfeited. Notwithstanding the foregoing, dividends and distributions other than ordinary cash dividends, if any, may result in an adjustment pursuant to Section 6 below, rather than under this Section 5.

6. Adjustment in the Event of Change in Stock

(a)
In the event of (i) a Share Change, or (ii) a Corporate Transaction, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the number and kind of Restricted Stock subject to this Award.

(b)
In the case of a Corporate Transaction, such adjustments may include, without limitation, (i) the cancellation of the Restricted Stock in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Restricted Stock, as determined by the Committee or the Board in its sole discretion, (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Restricted Stock and (iii) in connection with any Disaffiliation, arranging for the assumption of the Restricted Stock, or the replacement of the Restricted Stock with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company) by the affected Subsidiary or Affiliate or by the entity that controls such Subsidiary or Affiliate following such Disaffiliation (as well as any corresponding adjustments to any Restricted Stock that remain based upon securities of the Company).

(c)
The determination of the Committee regarding any substitutions or adjustment will be final and conclusive and need not be the same for all Eligible Individuals.

7. Taxes, Fees and Withholding

(a)
The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of Restricted Stock received by an Eligible Individual in connection with the Award, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.
(b)
Regardless of any action taken by the Company or its Affiliates or Subsidiaries with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due is and remains the Eligible Individual’s responsibility. None of the Company or its Affiliates or Subsidiaries (i) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant and issuance, lapse of restrictions or forfeiture of the Restricted Stock or the receipt of cash or any dividends or dividend equivalents with respect thereto, or any election under Section 83(b) of the Code; or (ii) commits to structure the terms of the Award or any aspect of the Restricted Stock to reduce or eliminate the Eligible Individual’s liability for Tax-Related Items.
(c)
In the event that the Company, a Subsidiary or an Affiliate is required to withhold any Tax-Related Items as a result of the Award, the grant or vesting of the Restricted Stock, the receipt of cash or any dividends or dividend equivalents, or an election under Section 83(b) of the

Code, the Eligible Individual shall pay or make adequate arrangements satisfactory to the Company or the applicable Subsidiary or Affiliate to satisfy all such Tax-Related Items. The obligations of the Company under this Agreement shall be conditioned on compliance by the Eligible Individual with this Section 7. The Company may, in its sole discretion and pursuant to such provisions as it may specify from time to time, satisfy applicable withholding obligations by withholding from other cash compensation payable to the Eligible Individual, requiring a cash payment, arranging for the sale of Stock, withholding Stock to the extent permitted under the Plan and applicable law, or by any other method approved by the Company.
(d)
The Eligible Individual understands and acknowledges that all income to which the Eligible Individual is entitled under this Agreement is pre-tax and that the Company or its Subsidiaries or Affiliates have the right to withhold and pay on behalf of the Eligible Individual any taxes that the Company or any of its Subsidiaries or Affiliates is required to withhold in connection with such income in accordance with applicable law. The Eligible Individual agrees to indemnify the Company and/or its Subsidiaries or Affiliates for any liability which may arise as a result of the Eligible Individual’s failure to pay any and all taxes associated with any income derived pursuant to the Award.

8. Section 83(b) Election

(a) The Eligible Individual acknowledges that the Award constitutes a transfer of property subject to Section 83 of the Code and that, under Section 83 of the Code, the excess, if any, of the fair market value of the Restricted Stock on the date the applicable forfeiture restrictions lapse over the amount paid for such Restricted Stock generally will be reportable as ordinary income at that time unless the Eligible Individual timely files an election under Section 83(b) of the Code to include in gross income for the taxable year in which the transfer occurs the excess, if any, of the fair market value of the Restricted Stock on the Grant Date over the amount paid for such Restricted Stock.

(b) The Eligible Individual further acknowledges that any election under Section 83(b) of the Code must be filed with the Internal Revenue Service within 30 days after the Grant Date (or such other period as may be required by applicable law), that the Company is not responsible for making or filing such election on the Eligible Individual’s behalf, and that the Eligible Individual is solely responsible for determining whether to make such election and for timely and properly filing any such election. The Company has not provided, and is not providing, tax advice with respect to an election under Section 83(b) of the Code. The Eligible Individual is advised to consult the Eligible Individual’s own tax advisor regarding the availability and consequences of such an election. If the Eligible Individual makes an election under Section 83(b) of the Code, the Eligible Individual shall promptly provide the Company with a copy of the completed election and evidence of its timely filing, if requested by the Company.

9. Other Restrictions

(a) If at any time the Committee determines that (i) the listing, registration or qualification of the Restricted Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body is required, then in any such event, the Award shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b) The Eligible Individual acknowledges that the Eligible Individual is subject to the Company’s policies regarding compliance with securities laws, including but not limited to its Insider Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, if the Eligible Individual is on the Company’s insider list, the Eligible Individual shall be required to obtain pre-clearance from the Company’s Chief Compliance Officer prior to purchasing or selling any of the Company’s securities, including any Restricted Stock, and may be prohibited from selling such Stock other than during an open trading window. The Eligible Individual further acknowledges that, in its discretion, the Company may prohibit the Eligible Individual from selling such Stock even during an open trading window if the Company has concerns over the potential for insider trading.

10. Nature of Award

In accepting the Award, the Eligible Individual acknowledges that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)
the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been made repeatedly in the past;
(c)
all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)
the Eligible Individual’s participation in the Plan will not create a right to further employment or service with the Company, its Subsidiaries or Affiliates and shall not interfere with the ability of the Company or its Subsidiaries or Affiliates to terminate the Eligible Individual’s employment or service relationship at any time with or without Cause;
(e)
the Eligible Individual is voluntarily participating in the Plan;
(f)
the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(g)
in the event that the Eligible Individual is not an employee of the Company, a Subsidiary or an Affiliate, the Award will not be interpreted to form an employment contract or relationship with the Company; and
(h)
in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award resulting from the Eligible Individual’s Termination of Employment by the Company, a Subsidiary or an Affiliate

(for any reason whatsoever and whether or not in breach of local labor laws) and the Eligible Individual irrevocably releases the Company or the applicable Subsidiary or Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Eligible Individual will be deemed irrevocably to have waived the Eligible Individual’s entitlement to pursue such claim.

11. No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Eligible Individual’s participation in the Plan, or the Eligible Individual’s acquisition, holding or sale of the Restricted Stock. The Eligible Individual is hereby advised to consult with the Eligible Individual’s own personal tax, legal and financial advisors regarding the Eligible Individual’s participation in the Plan, receipt of the Award and/or lapse of restrictions, forfeiture or disposition of the Award before taking any action related to the Plan or the Award.

12. Notices

Any notices, communications or changes to this Agreement shall be communicated (either directly by the Company or indirectly through any of its Subsidiaries, Affiliates or the Plan Administrator) to the Eligible Individual electronically via email (or otherwise in writing to the Eligible Individual’s last address reflected in the Company’s records) promptly after such change becomes effective.

13. Effect of Agreement; Severability

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

14. Laws Applicable to Construction; Consent to Jurisdiction

(a)
The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Agreement, the Restricted Stock are subject to the terms and conditions of the Plan, which are hereby incorporated by reference.

(b) Any and all disputes arising under or out of this Agreement, including without limitation any issues involving the construction, enforcement or interpretation of any of the provisions of this Agreement, shall be resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.

15. Conflicts; Interpretation and Correction of Errors

(a)
In the event of any (i) conflict between the Grant Details, this Agreement, any information posted on the system of the Plan Administrator and/or the books and records of the Company, or (ii) ambiguity in the Grant Details, this Agreement, any information posted on the system of the Plan Administrator and/or the books and records of the Company, the Plan shall control.
(b)
The Committee shall have the power to interpret the Plan, this Agreement, the Grant Details, any information posted on the system of the Plan Administrator and/or in the books and records of the Company, and to adopt such rules for the administration, interpretation and application of the Plan and the Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether the restrictions on any Restricted Stock have lapsed). All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Eligible Individual, the Company and all other interested parties. The Committee shall not be personally responsible for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Committee shall, in their absolute discretion, determine when any conditions have been fulfilled.
(c)
In the event that, due to administrative error, this Agreement does not accurately reflect an award properly granted to the Eligible Individual pursuant to the Plan, the Company, acting through the executive compensation and benefits team, reserves the right to cancel any erroneous document and, if appropriate, to replace the cancelled document with a corrected document.

16. Data Privacy

(a)
The Eligible Individual understands that the Company, its Subsidiaries and Affiliates and/or Plan Administrator may hold certain personal information about the Eligible Individual, including, but not limited to, the Eligible Individual’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Stock or directorships held in the Company, details of all options or any other entitlement to Stock awarded, canceled, forfeited, subject to restrictions or outstanding in the Eligible Individual’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Eligible Individual hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Eligible Individual’s Data as described in this document by and among, as applicable, the Company and its Subsidiaries or Affiliates for the exclusive purpose of implementing, administering and managing the Eligible Individual’s participation in the Plan.
(b)
The Eligible Individual understands that Data will be transferred to the Plan Administrator, or such other stock plan service provider as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of the Plan. The Eligible Individual understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Eligible Individual’s country. The Eligible Individual authorizes the Company, its Subsidiaries and Affiliates, the Plan Administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Eligible Individual’s participation in the Plan.
(c)
The Eligible Individual understands that the Eligible Individual may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Eligible Individual’s local human resources representative. The Eligible Individual understands, however, that refusing or withdrawing the Eligible Individual’s consent may affect the Eligible Individual’s ability to participate in the Plan.

17. Amendment

The Company may modify, amend or waive the terms of this Award, prospectively or retroactively, but no such modification, amendment or waiver shall materially impair the rights of the Eligible Individual without the Eligible Individual’s consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

18. Choice of Language

The Eligible Individual has received this Agreement and any other related communications and consents to having received these documents solely in English. If, however, the Eligible Individual receives this or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version in any way, the English version will control.

19. Electronic Delivery

The Company may, in its sole discretion, decide to deliver any documents related to the Award and participation in the Plan or future awards that may be awarded under the Plan by electronic means or to request the Eligible Individual’s consent to participate in the Plan by electronic means. The Eligible Individual hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

By participating in the Plan and receiving this Award, the Eligible Individual agrees to be bound by the terms and conditions of the Plan and this Agreement, including the Grant Details.